                                        HUNTON & WILLIAMS LLP
                                        RIVERFRONT PLAZA, EAST TOWER
                                        951 EAST BYRD STREET
                                        RICHMOND, VIRGINIA 23219-4074

                                        TEL      804 o 788 o 8200
                                        FAX      804 o 788 o 8218


                                November 23, 2005

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044

Ladies and Gentlemen:

We have acted as counsel to Fieldstone Mortgage Investment Corporation, a Maryland corporation (the "Company"), in connection with the offering and sale of the Fieldstone Mortgage Investment Trust, Series 2005-3, Mortgage-Backed Notes (the "Notes"). Capitalized terms not otherwise defined herein have the meanings set forth in the Transaction Documents (as defined herein).

The Notes will be issued pursuant to an Indenture, dated as of November 1, 2005 (the "Indenture"), by and among Fieldstone Mortgage Investment Trust, Series 2005-3, a Delaware statutory trust (the "Issuer" or the "Trust"), HSBC Bank USA, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"), and Wells Fargo Bank, N.A. ("Wells Fargo"), as trust administrator (in such capacity, the "Trust Administrator"). The Trust has been created pursuant to a trust agreement, dated as of October 25, 2005, by and between U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee"), and the Depositor, as amended and restated by an amended and restated trust agreement, dated as of November 23, 2005, by and between the Owner Trustee, the Depositor and the Trust Administrator (such trust agreement and amended and restated trust agreement, the "Trust Agreement"). The Trust has issued a single class of ownership certificates evidencing the equity interest in the Issuer (the "Ownership Certificate"). The Notes will be secured by fixed-rate and adjustable-rate first-lien and second-lien mortgage loans and related notes and mortgages (the "Mortgage Loans"), together with certain other assets (together with the Mortgage Loans, the "Collateral"), conveyed to the Issuer and pledged under the Indenture. The Mortgage Loans will be conveyed by the Seller and the Transferor to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement, dated as of November 1, 2005 (the "Mortgage Loan Purchase Agreement"), by and between the Seller, the Transferor and the Depositor. On the Closing Date, the Depositor will convey the Mortgage Loans to the Issuer pursuant to a transfer and servicing agreement dated as of November 1, 2005 (the "Transfer and Servicing Agreement"), by and among the Issuer, the Depositor, the Seller, Wells Fargo, as master servicer (in such capacity, the "Master Servicer"), the Trust Administrator, the Indenture Trustee, the Servicer and JPMorgan Chase Bank, National Association (the "Subservicer").

Fieldstone Mortgage Investment Corporation
November 23, 2005
Page 2

The Notes will be sold pursuant to the underwriting agreement, dated July 29, 2005, by and among the Depositor, and Credit Suisse First Boston LLC ("Lead Underwriter"), Lehman Brothers Inc., Bear, Stearns & Co. Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Lead Underwriter, the "Underwriters") and the related terms agreement, dated November 15, 2005, by and among the Depositor, the Seller and the Lead Underwriter, as representative (in such capacity, the "Representative") of the Underwriters (such underwriting agreement and terms agreement, collectively, the "Underwriting Agreement").

The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-3 (Registration No. 333-125910) under the Securities Act of 1933, as amended (the "1933 Act"), for the registration of mortgage-backed securities issuable in series from time to time, of which the Notes are a part. The Notes will be offered and sold pursuant to the prospectus supplement dated November 15, 2005 (the "Prospectus Supplement") and the related prospectus dated July 1, 2005 (the "Base Prospectus" and, together with the Prospectus Supplement and the Incorporated Documents, the "Prospectus"). The Registration Statement and the Prospectus are sometimes referred to herein collectively as the "Disclosure Documents." As used herein, the term "Incorporated Documents," when used with respect to the Registration Statement or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.

The Indenture, the Trust Agreement, the Transfer and Servicing Agreement, the Mortgage Loan Purchase Agreement and the Underwriting Agreement are referred to collectively herein as the "Transaction Documents."

         We have examined the originals or copies of (a) the Registration Statement, (b) the Company's Certificate of Incorporation and Bylaws, (c) the Trust Agreement, (d) the Mortgage Loan Purchase Agreement, (e) the Transfer and Servicing Agreement, (f) the Indenture, and (g) such other documents and materials as we have deemed necessary to the issuance of this opinion. The Trust Agreement, the Mortgage Loan Purchase Agreement, the Transfer and Servicing Agreement and the Indenture are herein collectively referred to as the "Agreements."

         On the basis of the foregoing and such assumptions and qualifications specified herein, we are of the opinion that:

                    [H&W Bringdown of Shelf Legality Opinion]

Fieldstone Mortgage Investment Corporation
November 23, 2005
Page 3

         1. The Company is a corporation validly formed and existing under the laws of the State of Maryland.

         2. When each of the Transaction Document to which the Company is a party has been duly executed and delivered by the parties thereto, each such agreement will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless whether enforcement is sought in a proceeding in equity or at law.

         3. The issuance of the Notes has been duly authorized by all requisite action on the part of the Issuer and, when the Notes have been duly issued, executed and authenticated in accordance with the provisions of the related Indenture and delivered to and paid for by the purchasers thereof, and upon the due execution and delivery of the Indenture by the parties thereto, the Notes will be binding obligations of the Trust.

         4. We adopt and confirm that the legal conclusions contained in the Disclosure Documents under the caption "Federal Income Tax Consequences" are our opinion as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Notes.

         The foregoing opinions are limited to matters of the laws of the United States of America, the State of Maryland and the State of New York. You should be aware that this opinion represents conclusions as to the application to the Notes of existing law, regulations, administrative rules and practices, and legislative history. There can be no assurance, however, that existing law will not change or that contrary positions will not be taken by the Internal Revenue Service. We hereby consent to the filing of this opinion on Form 8-K with the Securities and Exchange Commission. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                Very truly yours,

                                                /s/ Hunton & Williams LLP



                    [H&W Bringdown of Shelf Legality Opinion]